Exhibit 23.1


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 dated December 17, 1999) pertaining to the Stock Option Agreement between LESCO, Inc. and Dana L. Wilson, Stock Option Agreement between LESCO, Inc. and Frans H. Jager, Stock Option Agreement between LESCO, Inc. and Wayne W. Murawski, Stock Option Agreement between LESCO, Inc. and Ware H. Grove, Stock Option Agreement between LESCO, Inc. and Kenneth S. Sekley, Stock Option and Restricted Share Agreements between LESCO, Inc. and Charles J. McGonigle, Stock Option and Restricted Share Agreements between LESCO, Inc. and R. Breck Denny, and Stock Option and Restricted Share Agreements between LESCO, Inc. and James
W. McDevitt, of our report dated February 5, 1999, with respect to the consolidated financial statements of LESCO, Inc. and of our report dated March 25, 1999 with respect to the schedule of LESCO, Inc., both included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                              /s/ Ernst & Young LLP


Cleveland, Ohio
December 16, 1999